UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (l7 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))
Item 1.01 Entries Into a Material Definitive Agreement.

On March 28, 2007, The McClatchy Company, a Delaware corporation ("McClatchy" or the "Company") entered into an agreement with Bank of America, N.A., as Administrative Agent, to amend the Credit Agreement dated June 27, 2006 (the "Credit Amendment") by and among McClatchy and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and other lenders thereto (the "Amendment").

Pursuant to the Amendment, the covenant related to the consolidated total leverage ratio in the Credit Agreement was amended to extend by one year the remaining applicable time periods for each range of consolidated total leverage ratios that must be maintained by the Company under the Credit Agreement. In addition, pursuant to the Amendment, the Company can require under certain circumstances and at its own expense and effort, a lender under the Credit Agreement who does not consent to certain changes to the Credit Agreement and other related documents, to assign its interests, rights and obligations under the Credit Agreement and other related documents to an assignee.

Except as provided in the Amendment, all other provisions of the Credit Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement dated as of March 28, 2007 by and between The McClatchy Company and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
April 2, 2007	The McClatchy Company

/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement dated as of March 28, 2007 by and between The McClatchy Company and Bank of America, N.A., as Administrative Agent.